UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 28, 2006 (February 28, 2006)

Date of Report (Date of earliest event reported)

Gevity HR, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices and zip code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 28, 2006, Gevity HR, Inc. (the "Company") issued a press release announcing its quarterly financial results for the three and twelve months ended December 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

On February 28, 2006, the Company issued a press release announcing that its Board of Directors declared a dividend of $0.09 per share of common stock, payable on April 28, 2006 to shareholders of record on April 14, 2006.

The Company also announced that its Board of Directors authorized a new share repurchase program for the repurchase of up to one million additional shares of common stock. In January 2006, the Company had completed its previously announced share repurchase program and had repurchased 1.8 million shares for a total of $50 million. Share repurchases under the new program may be made through open market repurchases, block trades, or in private transactions at such times and in such amounts as the Company deems appropriate based on a variety of factors including price, regulatory requirements, market conditions, and other corporate opportunities.

These announcements are contained in the press release furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2006

GEVITY HR, INC.

By:	/s/ Peter C. Grabowski
Name: Peter C. Grabowski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 28, 2006.